                                                                    EXHIBIT 99.1

                    ROMTECH ANNOUNCES THIRD QUARTER REVENUES
                        JUMPED 296% COMPARED TO YEAR AGO

                - Earns $0.06 Per Share Versus A Loss Of $(0.12)

         LANGHORNE, Pa., Apr. 9, 1998 /PRNewswire/ -- RomTech, Inc. (Nasdaq:
ROMT) today announced unaudited results for the third quarter and nine months ended March 31, 1998.

         Revenues for the quarter ended March 31, 1998 were $2,954,000 versus revenues of $746,000, for the same period a year ago, an increase of 296%. Net income and net income per share for the current period were $607,000 and $0.06 versus a net loss of $(773,000) or $(0.12) per share for the three months ended March 31, 1997.

         Revenues for the nine months ended March 31, 1998 were $7,345,000 versus $2,876,000 for the comparable year ago period, a 155% increase. Net income for the period was $1,269,000 or $0.13 per share versus a loss of $(1,916,000) or $(0.30) per share for the nine months ended March 31, 1997.

         Joseph A. Falsetti, Chief Executive Officer of RomTech, said, "The third quarter was another record quarter. Third quarter results exceeded our expectations due to the continuing success of the Galaxy Series branding strategy, the strong retail sell-through results and the success of promotional opportunities at Kmart, Target Stores and Best Buy. Our challenge in the final quarter of fiscal 1998 is to build upon the retail sell-through momentum we are currently enjoying in anticipation of maintaining the momentum in fiscal 1999. As we continue gaining market share in the value line category we will realize greater distribution of our products and more promotional opportunities in leading retail store chains." Mr. Falsetti also stated, "Galaxy Online(TM) was launched during the quarter and we expect it will be a key part of continuing our success in fiscal 1999. Galaxy Online provides buyers of certain RomTech's Galaxy of Games(TM) titles access to unlimited free internet game play. Three new Galaxy Online game titles will be released for retail sales during the fiscal 1998 fourth quarter. These titles enable unlimited online game play on RomTech's proprietary server. The growing success of the Galaxy Series branding strategy should position Galaxy Online to realize a significant share of the online games market growth."

          RomTech, headquartered in Langhorne, PA develops, publishes, markets and resells a diversified line of personal computer ("PC") software primarily for consumer and business applications. The Company promotes the Galaxy of Games(TM), Galaxy of Home Office Help(TM) and Galaxy GameMaster(TM) brand names (the "Galaxy Series") in order to generate customer loyalty, encourage repeat purchases and differentiate the Galaxy Series products to retailers and consumers. The Company targets the market of home and small business personal computer users. The Company's sales are primarily made through a large national distributor that sells to large national retail chain stores.

         This press release contains certain forward-looking statements, including without limitation, statements regarding the success of RomTech's Galaxy branding strategy, RomTech's expected earnings and revenues for the fourth quarter ending June 30, 1998, expected revenues for the 1998 fiscal year and the success of the Galaxy Online games. The actual results achieved by RomTech, and the factors that could cause actual results to differ materially from those indicated by the forward-looking statements, are in many ways beyond RomTech's control. RomTech cautions readers that the following important factors, among others, could affect RomTech's actual results and could cause RomTech's actual results for the fourth quarter ending June 30, 1998 and for the 1998 fiscal year to differ materially from those expressed in this press release: the allocation of adequate shelf space for RomTech's products in major chain retail stores; successful sell-through results for RomTech's products at retail stores; the inability to obtain and/or develop content for its products in a cost effective manner; the continued expansion of the computer in homes in North America; the ability to deliver products in response to orders within a commercially acceptable time frame; downward pricing pressure; the timeliness and success of developing and selling products; the acceptance by the market of the Galaxy Online games series; the costs of developing, producing and marketing such products; access to distribution channels; consumers' continuing demand for value-priced software; the renewal of licenses for key software products; competition; and various other factors, many of which are beyond the Company's control.

        Contact: Joseph A. Falsetti of RomTech, 215-750-6606, ext. 114 or Gerald
W. Klein of RomTech, 215-750-6606, ext. 118. RomTech, Inc.'s press releases are available through CompanyNews On-Call by fax, 800-758-5804, ext. 127319, or at http:/www.prnewswire.com.


RomTech, Inc. Financial Results Table (Unaudited):

              Quarters ended:                                                        March 31,
              ---------------                                            ----------------------------------
                                                                                 1998              1997
              ---------------------------------------------------------------------------------------------
              Revenues                                                       $2,954,000       $   746,000

              Net income (loss)                                              $  607,000       $  (631,000)

              Accretion of Preferred Stock dividend                              -0-             (142,000)

              Net income (loss) attributable to common stock                 $  607,000       $  (773,000)
                                                                             ==========         ==========

              Weighted average shares outstanding:
                       - basic                                                9,284,000         6,417,000
                       - diluted                                              9,834,000         6,417,000
              Net income (loss) per share:
                       - basic                                                    $0.07            $(0.12)
                                                                                  =====            =======
                       - diluted                                                  $0.06            $(0.12)
                                                                                  =====            =======


              Nine months ended:                                                     March 31,
              ------------------                                         ---------------------------------
                                                                                 1998              1997
              --------------------------------------------------------------------------------------------

              Revenues                                                       $7,345,000       $ 2,876,000

              Net income (loss)                                              $1,387,000       $(1,688,000)

              Accretion of Preferred Stock dividend                            (118,000)         (228,000)
                                                                              ----------        ---------

              Net income (loss) attributable to common stock                 $1,269,000       $(1,916,000)
                                                                              ==========      ===========

              Weighted average shares outstanding:
                       -     basic                                            8,499,000         6,329,000
                       -     diluted                                          9,619,000         6,329,000
              Net income (loss) per share:
                       -     basic                                                $0.15           $(0.30)
                                                                                  =====           =======
                       -     diluted                                              $0.13           $(0.30)
                                                                                  =====           =======

